Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We have issued our reports dated September 12, 2007, accompanying the consolidated financial statements and schedule in the Annual Report of Lifecore Biomedical, Inc. and subsidiaries on Form 10-K for the year ended June 30, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Lifecore Biomedical, Inc. and subsidiaries on Forms S-8 (File No. 33-19288, effective December 23, 1987; File No. 33-26065, effective February 18, 1988; File No. 33-32984, effective January 12, 1990; File No. 33-38914, effective February 8, 1991; File No. 33-38914, effective September 26, 1994; File No. 333-18515, effective December 20, 1996 and File No. 333-128312, effective September 14, 2005) and Forms S-3 (File No. 333-60987, effective August 21, 1998, File No. 333-32144, effective March 10, 2000, File No. 333-58506, effective April 23, 2001, File No. 333-65580, effective August 3, 2001 and File No. 333-73796, effective November 20, 2001).

/s/ GRANT THORNTON LLP
Minneapolis, Minnesota
September 12, 2007